Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements on Form S-8 Reg. Nos. 333-98211 and 333-174078 pertaining to the Oceaneering International, Inc. Retirement Investment Plan,

(2)Registration Statement on Form S-8 Reg. No. 333-287644 pertaining to the 2020 Incentive Plan of Oceaneering International, Inc., as amended and restated to date,

(3)Registration Statement on Form S-3 Reg. No. 333-261359 pertaining to Oceaneering International, Inc. senior debt securities;

of our reports dated February 20, 2026, with respect to the consolidated financial statements of Oceaneering International, Inc. and the effectiveness of internal control over financial reporting of Oceaneering International, Inc. included in this Annual Report (Form 10-K) of Oceaneering International, Inc. for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP
Houston, Texas
February 20, 2026